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                                 EXHIBIT 10.22

                         AGREEMENT AND PLAN OF MERGER
                                 BY AND AMONG
                                 PREMIER BANK,
                CENTRAL AND SOUTHERN BANK OF NORTH GEORGIA, FSB
                                      AND
                           PREMIER BANCSHARES, INC.

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                                                                   EXHIBIT 10.22

                         AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of the 11th day of August, 1997, by and among Premier Bank, a commercial bank organized under the laws of the state of Georgia ("Premier Bank"), Central and Southern Bank of North Georgia, FSB, a federal savings association organized under the laws of the United States ("Central and Southern Bank"), and Premier Bancshares, Inc., a corporation organized under the laws of the state of Georgia ("Premier").


                                  WITNESSETH:

     WHEREAS, Premier, in its capacity as the sole shareholder of both Premier Bank and Central and Southern Bank, desires to consolidate the operations of Premier Bank and Central and Southern Bank;

     WHEREAS, the respective Boards of Directors of Premier Bank, Central and Southern Bank, and Premier have approved and deem it advisable and in the best interests of Premier Bank, Central and Southern Bank, and Premier to merge Central and Southern Bank with and into Premier Bank pursuant to this Agreement (the "Merger");

     WHEREAS, the parties to this Agreement contemplate that the transactions set forth herein will qualify pursuant to Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement constitutes a plan of reorganization pursuant to Section 368 of the Code.

     NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                   ARTICLE I
                                  THE MERGER

     Section 1.1  Consummation of Merger; Closing Date.
                  ------------------------------------

     (a) Subject to the provisions hereof, Central and Southern Bank shall merge with and into Premier Bank under the charter of Premier Bank, and the name of the resulting institution shall be "Premier Bank" (the "Resulting Institution") and the business of the Resulting Institution shall be to operate a Georgia chartered commercial bank. Subject to the terms and conditions hereof, unless otherwise agreed upon by Premier Bank and Central and Southern Bank, the Merger shall become effective on the 10th calendar day following the effective date (including expiration of any applicable waiting period) of the last required Consent (as defined below) of any Regulatory Authority (as defined below) legally required to consummate the transactions contemplated under the
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this Agreement (such time is hereinafter referred to as the "Effective Time").
As used in this Agreement, "Consent" shall mean a consent, approval or authorization, waiver, clearance, exemption or similar affirmation by any person pursuant to any contract, permit, law, regulation or order, and "Regulatory Authorities" shall mean, collectively, the Federal Trade Commission (the "FTC"), the United States Department of Justice (the "Justice Department"), the Board of Governors of the Federal Reserve System (the "FRB "), the Office of Thrift Supervision (the "OTS"), the Office of the Comptroller of the Currency (the "OCC"), the Federal Deposit Insurance Corporation (the "FDIC"), and the Georgia Department of Banking and Finance (the "Georgia Department").

     (b) The closing of the Merger (the "Closing") shall take place at the principal office of Premier at 10:00 a.m. local time on the Effective Time of the Merger, or such other date and time and place as the parties hereto may agree (the "Closing Date").

     Section 1.2  Effect of Merger.  At the Effective Time of the Merger,
                  ----------------
Central and Southern Bank shall be merged with and into Premier Bank and the corporate existence of Central and Southern Bank shall cease, and Premier Bank shall be the Resulting Institution. The articles of incorporation and bylaws of Premier Bank, as in effect on the date hereof and as otherwise amended prior to the Effective Time of the Merger, shall be the articles of incorporation and the bylaws of the Resulting Institution until further amended as provided therein and in accordance with applicable law. The Resulting Institution shall have all the rights, franchises, privileges, immunities and powers and shall be subject to all the duties and liabilities of a commercial bank organized under the laws of the state of Georgia and shall thereupon and thereafter possess all other rights, privileges, immunities and franchises of a private, as well as of a public nature, of each of the constituent institutions. All property (real, personal and mixed) and all debts on whatever account, including subscriptions to shares, and all choses in action, all and every other interest, of or belonging to or due to each of the constituent institutions so merged shall be taken and deemed to be transferred to and vested in the Resulting Institution without further act or deed. The title to any real estate, or any interest therein, vested in any of the constituent institutions shall not revert or be in any way impaired by reason of the Merger. The Resulting Institution shall thenceforth be responsible and liable for all the liabilities and obligations of each of the constituent institutions so merged and any claim existing or action or proceeding pending by or against either of the constituent institutions may be prosecuted as if the Merger had not taken place or the Resulting Institution may be substituted in its place. Neither the rights of creditors nor any liens upon the property of any constituent institution shall be impaired by the Merger.

     Section 1.3  Further Assurances.  From and after the Effective Time of the
                  ------------------
Merger, as and when requested by the Resulting Institution, the officers and directors of Premier Bank or Central and Southern Bank last in office shall execute and deliver or cause to be executed and delivered in the name of Premier Bank or Central and Southern Bank, as the case may be, such deeds and other instruments and take or cause to be taken such further or other actions as shall be necessary in order to vest or perfect in or confirm of record or otherwise to the Resulting Institution title to and possession of all of the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Central and Southern Bank.

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     Section 1.4  Directors and Officers.  From and after the Effective Time of
                  ----------------------
the Merger, the officers and directors of the Resulting Institution shall be those persons who shall be designated in writing by Premier at or prior to the Effective Time of the Merger. The current officers and directors of Premier Bank and Central and Southern Bank who are not designated by Premier to serve as officers and directors of the Resulting Institution shall deliver their resignations as officers and directors of Premier Bank and/or Central and Southern Bank to Premier as of the Effective Time of the Merger.

     Section 1.5  Savings Accounts.  From and after the Effective Time of the
                  ----------------
Merger, savings accounts of the Resulting Institution shall be issued in a manner consistent with the issuance of savings accounts by Premier Bank prior to the Effective Time of the Merger.

     Section 1.6  Manner of Conversion.  At the Effective Time of the Merger,
                  --------------------
each share of common stock, par value $10.00 per share, of Central and Southern Bank issued and outstanding immediately prior to the Effective Time of the Merger shall be converted into one fully paid and nonassessable share of common stock, par value $5.00 per share, of the Resulting Institution, which shares shall be held by Premier.

     Section 1.7  Location of Offices.  The locations of the main office and
                  -------------------
branch offices of the Resulting Institution are listed on Exhibit "A" attached hereto and incorporated herein by this reference.

     Section 1.8  Deposit Insurance Funds.  Pursuant to Section 5(d)(3) of the
                  -----------------------
Federal Deposit Insurance Act and 12 C.F.R. (S) 303.3, the Merger will not result in the transfer of any insured depository institution's federal deposit insurance from one federal deposit insurance fund to the other federal deposit insurance fund.

     Section 1.9  Savings Association Charter.  The federal stock association
                  ---------------------------
charter of Central and Southern Bank shall be deemed to be canceled as of the Effective Time, and the Resulting Institution shall surrender such charter to the OTS as soon as practicable after the Effective Time.


                                  ARTICLE II
                            COVENANTS AND AGREEMENTS

     Section 2.1  Best Efforts, Cooperation.  Subject to the terms and
                  -------------------------
conditions herein provided, each of the parties hereto agrees to use its best efforts promptly to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or otherwise, including attempting to obtain all necessary Consents, to consummate and make effective, as soon as practicable, the transactions contemplated by this Agreement.

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     Section 2.2  Regulatory Matters.
                  ------------------
     (a) Following the execution and delivery of this Agreement, Premier, Premier Bank, and Central and Southern Bank shall cause to be prepared and filed all required applications and filings with the Regulatory Authorities which are necessary or contemplated for the obtaining of the Consents of the Regulatory Authorities for consummation of the Merger. Such applications and filings shall be in such form as may be prescribed by the respective government agencies and shall contain such information as they may require. The parties hereto will cooperate with each other and use their best efforts to prepare and execute all necessary documentation, to effect all necessary or contemplated filings and to obtain all necessary or contemplated permits, consents, approvals, rulings and authorizations of government agencies and third parties which are necessary or contemplated to consummate the transactions contemplated by this Agreement, including, without limitation, those required or contemplated from the Regulatory Authorities. Each of the parties shall have the right to review and approve in advance, which approval shall not be unreasonably withheld, any filing made with, or written material submitted to, any government agencies in connection with the transactions contemplated by this Agreement.

     (b) Each party hereto will furnish the other party with all information concerning itself, its subsidiaries, directors, officers, shareholders and depositors, as applicable, and such other matters as may be necessary or advisable in connection with any statement or application made by or on behalf of any such party to any governmental body in connection with the transactions, applications or filings contemplated by this Agreement. Upon request, the parties hereto will promptly furnish each other with copies of written communications received by them or their respective subsidiaries from, or delivered by any of the foregoing to, any governmental body in respect of the transactions contemplated hereby.


                                  ARTICLE III
                             CONDITIONS TO CLOSING

     The obligations of Premier Bank and Central and Southern Bank to consummate the transactions provided for herein shall be subject to the satisfaction of the following conditions, unless waived as hereinafter provided for:

     Section 3.1  Regulatory Approvals.  All necessary Consents of the
                  --------------------
Regulatory Authorities shall have been obtained and all notice and waiting periods required by law to pass after receipt of such Consents shall have passed, and all conditions to consummation of the Merger set forth in such Consents shall have been satisfied.

     Section 3.2  Litigation.  No preliminary or permanent injunction or other
                  ----------
order by any federal or state court which prevents the consummation of the Merger shall have been issued and shall remain in effect; nor shall there be any third party proceeding pending to prevent the consummation of the Merger.

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                                  ARTICLE IV
                           TERMINATION AND AMENDMENT

     Section 4.1  Termination.  This Agreement may be terminated and the Merger
                  -----------
abandoned at any time prior to the Effective Time by Premier. In the event of the termination and abandonment of this Agreement by Premier pursuant to this
Section 4.1, this Agreement shall terminate and become void and shall have no effect, without liability on behalf of any party.

     Section 4.2  Amendments.  To the extent permitted by law, this Agreement
                  ----------
may be amended by a subsequent writing signed by each of Premier, Central and Southern Bank and Premier Bank.


                                   ARTICLE V
                                 MISCELLANEOUS

     Section 5.1  Entire Agreement.  This Agreement and the documents referred
                  ----------------
to herein contain the entire agreement among Premier, Central and Southern Bank and Premier Bank with respect to the transactions contemplated hereunder, and this Agreement supersedes all prior arrangements or understandings with respect thereto, whether written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, firm, corporation or entity, other than the parties hereto and their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     Section 5.2  Notices.  All notices or other communications which are
                  -------
required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by first class or registered or certified mail, postage prepaid, telegram or telex or other facsimile transmission addressed as follows:

     If to Premier Bank:

     Premier Bank
     950 East Paces Ferry Road
     Atlanta, Georgia 30326
     Attention:  Robert C. Oliver, President
     Fax: (404) 816-4314

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     If to Premier:

               Premier Bancshares, Inc.
               2180 Atlanta Plaza
               950 E. Paces Ferry Road
               Atlanta, Georgia  30326
               Attention:  Darrell D. Pittard, Chairman
               Fax: (404) 816-4314

     If to Central and Southern Bank:

               Central and Southern Bank of North Georgia, FSB
               P.O. Box 2816
               Gainesville, Georgia 30503
               Attention:  Tren B. Watson, President
               Fax: (706) 453-4458

     All such notices or other communications shall be deemed to have been delivered (i) upon receipt when delivery is made by hand, (ii) on the third
(3rd) business day after deposit in the United States mail when delivery is made by first class, registered or certified mail, and (iii) upon transmission when made by telegram, telex or other facsimile transmission if evidenced by a sender transmission completed confirmation.

     Section 5.3    Counterparts.  This Agreement may be executed in any number
                    ------------
of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document with the same force and effect as though all parties had executed the same document.

     Section 5.4    Persons Bound; No Assignment.  This Agreement shall be
                    ----------------------------
binding. upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, but notwithstanding the foregoing, this Agreement may not be assigned by any party hereto unless the prior written consent of the other parties is first obtained, except that Premier may transfer the capital stock of Central and Southern Bank to another affiliate of Premier without the necessity of obtaining any prior written consent.

     Section 5.5    Waiver.  The waiver by any party of the performance of any
                    ------
agreement, covenant, condition or warranty contained herein shall not invalidate this Agreement, nor shall it be considered a waiver of any other agreement, covenant, condition or warranty contained in this Agreement. A waiver by any party of the time for performing any act shall not be deemed a waiver of the time for performing any other act or an act required to be performed at a later time. The exercise of any remedy provided by law, equity or otherwise and the provisions in this Agreement for any remedy shall not exclude any other remedy unless it is expressly excluded. The waiver of any

                                       6
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provision of this Agreement must be signed by the party or parties against whom enforcement of the waiver is sought.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered, and their respective seals hereunto affixed, by their officers thereunto duly authorized, and have caused this Agreement to be dated as of the date and year first above written.

                              PREMIER BANK
ATTEST

                              By:  /s/ Robert C. Oliver
                                 -----------------------------
 /s/                               Robert C. Oliver, President
----------------------
Secretary

          [Bank Seal]


                              PREMIER BANCSHARES, INC.

ATTEST

                              By:  /s/ Darrell D. Pittard
                                 -----------------------------
                                  Darrell D. Pittard, Chairman
/s/ Barbara J. Burtt
----------------------------
Barbara J. Burtt, Secretary

          [Corporate Seal]

                              CENTRAL AND SOUTHERN BANK OF NORTH GEORGIA, FSB

ATTEST
                              By:/s/ Tren B. Watson
                                 ------------------
                                 Tren B. Watson, President

/s/
---------------------------
Secretary

          [Bank Seal]

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